CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial Highlights” and “Counsel and Independent Registered Public Accounting Firm” and to the use of our report on Dreyfus BASIC U.S. Mortgage Securities Fund dated February 18, 2008, which is incorporated by reference, in this Registration Statement (Form N-1A Nos. 33-1266 and 811-05074) of Dreyfus BASIC U.S. Mortgage Securities Fund.

ERNST & YOUNG LLP

New York, New York
April 24, 2008